As filed with the Securities and Exchange Commission on June 21, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONCEPTUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1021 Howard Avenue San Carlos, California 94070 (650) 802-7240	94-3170244
(State of incorporation)		(I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven Bacich
President and Chief Executive Officer
Conceptus, Inc.
1021 Howard Avenue
San Carlos, California 94070
(650) 802-7240
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael W. Hall, Esq. Latham & Watkins 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600	Donald J. Murray, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒   333-89266

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $0.003 per share	575,000	$16.00	$9,200,000	$847

(1)	Includes 75,000 shares subject to an over-allotment option granted to the underwriters.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature pages, an exhibit index and the accountant’s consents. Pursuant to Rule 462(b), the contents of the registration statement on Form S-3 (File No. 333-89266) of Conceptus, Inc., including the exhibits thereto and each of the documents incorporated by reference therein, are incorporated by reference in this registration statement.

Part II

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, California, on this 21st day of June, 2002.

CONCEPTUS, INC.

By:  /s/    STEVEN BACICH

Steven Bacich
President and Chief Executive Officer

II-4

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEVEN BACICH Steven Bacich	President, Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2002

/S/ GLEN K. FURUTA Glen K. Furuta	Vice President, Finance and Administration and Chief Financial Officer (Principal Financial and Accounting Officer)	June 21, 2002

* Florence Comite	Director	June 21, 2002

* Sanford Fitch	Director	June 21, 2002

* Marie-Helene Plais-Cotrel	Director	June 21, 2002

* Richard D. Randall	Director	June 21, 2002

* Kathryn Tunstall	Director	June 21, 2002

* Peter L. Wilson	Director	June 21, 2002

By: /s/ STEVEN BACICH Steven Bacich Attorney-in-Fact

II-5

Index of exhibits

Exhibit Number	Description
1.1(1)	Form of Underwriting Agreement
3.1(2)	Amended and Restated Certificate of Incorporation of Registrant
3.2(1)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Registrant
3.3(2)	Bylaws of Registrant
5.1	Opinion of Latham & Watkins
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Ernst & Young LLP, Independent Auditors
23.3	Consent of Latham & Watkins (included in Exhibit 5.1)
24.1(1)	Power of Attorney (included in signature page)

(1)	Incorporated by reference to identically numbered exhibit of the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-89266), which was declared effective on June 20, 2002.
(2)
Incorporated by reference to identically numbered exhibits filed in response to Item 16(a), “Exhibits,” of the Registrant’s Registration Statement on Form SB-2, as amended (File No 33-99890-LA), which became effective on February 1, 1996.